SECOND AMENDMENT TO AMENDED AND RESTATED SECURED REVOLVING CREDIT AGREEMENT

This Second Amendment to Amended and Restated Secured Credit Agreement (`Amendment'') is made this 22nd day of March, 1996, but is effective as of December 31, 1995, by and between Moto Photo, Inc., a Delaware corporation (`Borrower''), and Bank One, Dayton, NA (``Bank One'').

                                  WITNESSETH:

WHEREAS, Borrower and Bank One entered into an Amended and Restated Secured Credit Agreement dated March 28, 1994 (the `Agreement'') as amended by an Amendment to Amended and Restated Secured Revolving Credit Agreement dated April 25, 1995; and WHEREAS, Borrower desires and Bank One has agreed to amend certain covenants and definitions set forth in the Agreement.

1. On page 4, delete Section 1.10 in its entirety and inset the following in its place:

     Clean-Down Period.

     `From October 1, 1996 through April 30, 1997, the Company shall make a full pay out of the Commitment to a zero balance for a minimum of 30 consecutive days including December 31, 1996. The Company further agrees that it will supply Bank One with financial information for the eleven months ending November 30, 1996, not later than December 31, 1996, and in the event that the Company fails to generate at least $750,000.00 in pre-tax earning for the eleven months ending November 30, 1996, it will make a full payout of the Commitment to a zero balance for a minimum of 30 consecutive days starting December 31, 1996 and continuing through January 29, 1997.

2.   On page 7, immediately following the last sentence of Section 4.1,
subsection (a), insert   the following:

     `As soon as available, but not later than 45 days after each fiscal quarter end, the Company shall deliver the Bank a compliance certificate with a calculation worksheet reporting the Company's quarter Debt Service Coverage Ratio.''

3.   On page 10 & 11, Section 4.13 and Section 4.15 are hereby amended by
deleting the date   `December 31, 1993'' used therein and replacing such date
with `December 31, 1994.''

4. On page 11, delete Section 4.17 in its entirety and insert the following in its place:

     `Consolidated Indebtedness to Net Worth. The Company shall not permit the ratio of Consolidated Indebtedness to Net Worth to be more than 8.5 to 1.0 as of the fiscal year-end of December 31, 1996.''

5. On page 11, delete Section 4.18 in its entirety and insert the following in its place:

     `Working Capital. The Company shall not permit Working Capital to be less then ($2,000,000.00) at each fiscal year end.''

6. On page 11, delete Section 4.19 in its entirety and insert the following in its place:

     `Debt Service Coverage Ratio. The Company shall not permit its Debt Service Coverage Ratio (as herein defined) to be less then the following:


     For the Four
     Fiscal Quarters    Ratios  *
     Ending
         03/31/96       0.6   to
                           1.0
         06/30/96       0.7   to
                           1.0
         09/30/96      0.85 to 1.0
         12/31/96       1.2   to
                           1.0

     *For any repayment of any portion of approximately $2,000,000.00 of Fuji debt, that payment amount must be included as part of a current maturities of long term debt.''

7. On page 18, delete the definition of `Cash Flow'' and insert the following in its place:

     `Debt Service Coverage Ratio'' mean, the ratio of the sum of pre-tax income plus interest expense, plus depreciation and amortization expense less dividends declared to the sum of interest expenses plus current maturities of long term debt including any required capital lease payments (as reflected in Borrower's audited financial statement as of fiscal year-end 1995 and any newly created current maturities of long term debt including any newly required capital lease payments).''

8.   On page 21, delete the definitions of `Revolving Credit Commitment'' and
`Revolving     Credit Maturity Date''and insert the following in their place:

     `Revolving Credit Commitment'' means: (i) at all times from March 22, 1996 through September 30, 1996 $2,500,000.00 and (ii) at all times from October 1, 1996 to the Revolving Credit Maturity Date, $1,500,000.00''

     `Revolving Credit Maturity Date'' means April 30, 1997.''
9.   This Amendment is a modification only and not a novation.  Except for the
above-quoted   modification(s), the Agreement, any agreement or security
document, and all the terms   and conditions thereof, shall be and remain in
full force and effect without the changes    herein deemed to be incorporated
therein. This Amendment is to be considered attached to the Agreement and made a part thereof. This Amendment shall not release or affect the liability of any guarantor, surety or endorser of the Agreement or release any owner of collateral securing the  Agreement.  The validity, priority and
enforceability of the    Agreement shall not be impaired hereby.  To the extent
that any provision of this    Amendment conflicts with any term or condition set
forth in the Agreement, or any     agreement or security document executed in
conjunction therewith, the provisions of this     Amendment shall supersede and
control.



IN WITNESS WHEREOF, parties have executed this Amendment effective as of the day and year first written above.


                         MOTO PHOTO, INC., A Delaware corporation

                         By:/s/David A Mason

                         Its:E.V.P.


                         BANK ONE, DAYTON, NA

                         By:/s/John B Middelberg

                         Its:Vice President